UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 101 Richmond, Virginia	23226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 743-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 1, 2024, the Board of Directors (the “Board”) of Blue Ridge Bankshares, Inc. (the “Company”) appointed Ciaran McMullan, Trevor Montano and Tony Scavuzzo (the “New Directors”) as directors of the Company and Blue Ridge Bank, National Association (the “Bank”), subject to receiving the required approvals by applicable regulatory agencies, as previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 5, 2024 (the “Original Form 8-K”). In the Original Form 8-K, the Company reported that the Board anticipated naming each of the New Directors to serve on one or more committees of the Board, but at the time of the filing of the Original 8-K the Board had not determined the committee(s) to which any of the New Directors would be named. The Company also reported that it would file one or more amendments to the Original Form 8-K when regulatory approval for the appointment of one or more of the New Directors had been obtained and to identify those committees on which one or more of the New Directors would serve once determined.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2024, Ciaran McMullan has been appointed to the Compliance Committee of the Bank’s Board of Directors, and Trevor Montano has been appointed to the Enterprise Risk Committee of the Board. Mr. McMullan and Mr. Montano each have received regulatory approval to serve on the Board and the Bank’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date: June 24, 2024	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer

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